UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

77/7 Al Farabi Ave., “Esentai Tower” BC, Floor 7, Almaty, Kazakhstan 050040
(Address of principal executive offices) (Zip Code)

+7 727 311 10 64
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	FRHC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Compensation

On January 14, 2021, upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Freedom Holding Corp (the “Company”), the Board approved a salary increase for the Company’s Chief Executive Officer, Timur Turlov, to an annual net salary of $1,200,000, commencing from January 1, 2021. Consistent with tax regulation in Russia and Kazakhstan, all salary-related taxes and dues are the legal responsibility of the employer. Mr. Turlov will receive cash compensation of at least $600,000. The remaining $600,000 may be payable in cash or stock of the Company at the election of the Company, which election will be made no later than March 31, 2021, the Company’s fiscal year end.

Non-Employee Director Compensation

Upon the recommendation of the Committee, on January 14, 2021, the Board also approved increasing the annual cash retainer paid to non-employee directors as follows: (i) from January 1, 2021 to June 30, 2021, each non-employee director will receive a quarterly payment of $15,000; (ii) commencing on July 1, 2021, the quarterly payment will increase to $25,000. Also, effective as of January 1, 2021, the Board terminated separate retainers for committee service, including serving as a committee chair.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: January 19, 2021	By:	/s/ Evgeniy Ler
Evgeniy Ler
Chief Financial Officer